UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2018

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55687	46-2093679
(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2018, Freedom Leaf Inc., a Nevada corporation (the “Company”), and a Cannabis Private Equity Fund (the “Investor”) agreed that the Investor would send the Company $250,000 (the “Deposit Amount”) as a deposit towards a potential purchase of Company common stock under a non-binding Term Sheet (the “Term Sheet”), and if the full purchase contemplated under the Term Sheet was not consummated on or prior to September 17, 2018 (the “Reference Date”), the Company would issue to the Investor (i) a number of shares of Company common stock (the “Purchased Shares”) equal to the Deposit Amount divided by a 20% discount to the Company’s volume-weighted average price (“VWAP”) for the 30-day period ending on the day prior to the Reference Date, (ii) a three-year warrant to purchase the same number of shares of Company common stock at an exercise price of 120% of the VWAP on the Reference Date, and (iii) a three-year warrant to purchase the same number of shares of Company common stock at an exercise price of 165% of the VWAP on the Reference Date.

As an example for clarity, if each of the relevant VWAP’s were $0.16/share on September 17, 2018, and the transaction had not been consummated on or prior to that date, the Company would be obligated to issue the Investor (i) 1,953,125 shares of Company common stock, (ii) a three-year warrant to purchase 1,953,125 shares of Company common stock at $0.192/share, and (iii) a three-year warrant to purchase 1,953,125 shares of Company common stock at $0.264/share.

On September 5, 2018, the Investor sent the Deposit Amount to the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2018

FREEDOM LEAF INC.

By: /s/ Clifford J. Perry
Clifford J. Perry
Chief Executive Officer

3